Exhibit E-14

                       SUBSIDIARIES OF EASTERN ENTERPRISES

Utility Subsidiaries:
--------------------

   Boston Gas Company
   Essex Gas Company
   Colonial Gas Company

Non-Utility Subsidiaries:
------------------------

   AMR Data  Corporation - performs  automated meter reading  services for
          Boston Gas Company and other entities (primarily municipalities) Boston Gas Services, Inc. (inactive)
   EE-AEM Company, Inc. (inactive)
   EE Acquisition Company, Inc. - merger subsidiary
   EEG Acquisition Company, Inc. (inactive)
   Eastern Associated Capital Corp. - holds interest in an investment partnership
   Eastern Associated Securities Corp. - holds title to investment securities Eastern Energy Systems Corp. (inactive)
   Eastern Enterprises Foundation - makes charitable contributions
   Eastern Rivermoor Company, Inc. - holds title to real estate used by BGC Eastern Urban Services, Inc. - holds real estate limited partnership interest in low-income housing project
   LNG Storage, Inc. (subsidiary of Essex Gas Company) - holds title to LNG storage facilities
   Massachusetts LNG Incorporated (subsidiary of Boston Gas Company) (inactive) Midland Enterprises Inc. - Midland and all active subsidiaries are engaged in river barge transportation services and related support activities:
          Capital Marine Supply, Inc.
          Chotin Transportation, Inc.
          Eastern Associated Terminals Company
          Federal Barge Lines, Inc.
                   River Fleets, Inc.
          Hartley Marine Corp.
          Minnesota Harbor Service, Inc.
          Ohio River Company (The)
                   Ohio River Company Traffic Division, Inc. (The)
          Ohio River Terminals Company (The)
          Orgulf Transport Co.
          Orsouth Transport Co.

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                Port Allen Marine Service, Inc. (inactive)
                Red Circle Transport Co.
                West Virginia Terminals, Inc.
      Mystic Steamship Corporation (inactive)
      Northern Energy Company, Inc. (subsidiary of Essex Gas Company) (inactive) PCC Land Company, Inc. - holds title to real property in Pennsylvania Philadelphia Coke Co., Inc. (inactive)
      ServicEdge Partners, Inc. - installs and services HVAC equipment
      Transgas Inc. (subsidiary of Colonial Gas Company) - fuel trucking transportation
                CGI Transport Ltd. (inactive)
                Colonial Energy (inactive)
      Water Products Group Incorporated (inactive)
      Western Associated Energy Corp. (inactive)